      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SPSS INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                           36-2815480
--------------------------------                        -----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
    ------------------------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       1999 EMPLOYEE EQUITY INCENTIVE PLAN


                                 EDWARD HAMBURG
                 EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                                    SPSS Inc.
                             233 South Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 651-3000
            --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Lawrence R. Samuels, Esq.
                               David S. Guin, Esq.
                                 Ross & Hardies
                            150 North Michigan Avenue
                             Chicago, Illinois 60601
                                 (312) 558-1000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                      Proposed
                                                Amount                 maximum             Proposed             Amount of
               Title of                         to be              offering price          aggregate          registration
      Securities to be registered            registered(1)           per share(2)       offering price(3)          fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                   500,000                 $17.29              $8,645,000             $795.34
===============================================================================================================================


    (1) The securities being registered include a maximum of 500,000 shares issuable upon the exercise of options under the 1999 Employee Equity Incentive Plan assuming full participation of employees under that plan.

    (2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the Nasdaq National Market on April 26, 2002, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

    (3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act.

                                EXPLANATORY NOTE

This registration statement registers:

     - Shares of common stock that may be issued (when and if vested) under the 1999 Employee Equity Incentive Plan (we refer to it as the "1999 Plan");

     - Certain resales of shares of common stock that may be issued (when and if vested) under the 1999 Plan.

         This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3 pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the selling stockholders. The second part ("Part II") contains information required in the registration statement under Part II of Form S-8.

         The information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This information will be sent or given to the participants in the 1999 Plan as specified by Rule 428 under the Securities Act.

                               REOFFER PROSPECTUS

                                    SPSS INC.

                                  Common Stock

--------------------------------------------------------------------------------

         This reoffer prospectus relates to an offering of shares of SPSS common stock, which may be issued to certain selling stockholders upon the exercise of stock options granted under SPSS's 1999 Employee Equity Incentive Plan (we refer to it as the "1999 Plan").

         The common stock being registered may be offered for the account of the stockholders who may from time to time be identified under the section heading "SELLING STOCKHOLDERS" in a supplement to this reoffer prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered under this reoffer prospectus. Although SPSS will not receive any proceeds from the selling stockholders' sale of shares of our common stock offered under this reoffer prospectus, we will receive proceeds from any cash exercises of the options by the selling stockholders under the 1999 Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations.

         The shares of our common stock issued to the selling stockholders are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares of common stock on the NASDAQ National Market, in negotiated transactions, or through a combination of these methods, at prevailing market prices or at privately negotiated prices either directly or through agents or broker dealers, or through any other means described in the section "PLAN OF DISTRIBUTION" beginning on Page 15.

         Our common stock is quoted on the Nasdaq National Market under the symbol "SPSS". On April 26, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $17.00 per share. Our address is 233 South Wacker Drive, Chicago, Illinois 60606 and our phone number is (312) 651-3000.

         The shares offered by means of this reoffer prospectus involve a high degree of risk. You should purchase shares only if you can afford a loss of all or a portion of your investment. See "RISK FACTORS" beginning on Page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS REOFFER PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this reoffer prospectus is May l, 2002.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

WHERE YOU CAN FIND MORE INFORMATION........................................1

INFORMATION INCORPORATED BY REFERENCE......................................2

SPSS INC...................................................................4

FORWARD-LOOKING STATEMENTS.................................................5

RISK FACTORS...............................................................6

USE OF PROCEEDS...........................................................14

SELLING STOCKHOLDERS......................................................14

PLAN OF DISTRIBUTION......................................................15

LEGAL MATTERS.............................................................16

EXPERTS...................................................................16


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 to allow the selling stockholders to resell the common stock offered by means of this reoffer prospectus. This reoffer prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the common stock offered by means of this reoffer prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

         SPSS is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:

                                Judiciary Plaza
                                450 Fifth Street, N.W.
                                Room 1024
                                Washington, D.C., 20549

         You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies. The documents that SPSS files with the SEC, including the registration statement, are also available to you on the SEC's web site. You can log onto the SEC's web site at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by SPSS with the SEC to obtain more information. Information is incorporated into this reoffer prospectus in two ways. First, if information is contained in a document that SPSS filed with the SEC before the date of this reoffer prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by SPSS with the SEC after the date of this reoffer prospectus is incorporated by reference.

         The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning SPSS, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

         We incorporate by reference into this reoffer prospectus all the documents listed below:

         - The annual report of SPSS Inc. on Form 10-K/A (Amendment No. 1) filed with the SEC on April 24, 2002 for the fiscal year ended December 31, 2001;

         - The annual report of SPSS Inc. on Form 10-K filed with the SEC on April 1, 2002 for the fiscal year ended December 31, 2001;

         - The current report of SPSS Inc. on Form 8-K/A (Amendment No. 3) filed with the SEC on April 23, 2002, except for the audited financial statements of LexiQuest S.A. which were included in the Form 8-K/A solely for the purpose of generating the pro forma combined audited financial statements included therein;

         - The current report of SPSS Inc. on Form 8-K/A (Amendment No. 2) filed with the SEC on April 22, 2002;

         - The current report of SPSS Inc. on Form 8-K/A (Amendment No. 1) filed with the SEC on February 27, 2002;

         - The current report of SPSS Inc. on Form 8-K filed with the SEC on February 21, 2002; and

         - The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on a Form 8-A dated August 4, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934.

         In addition to the documents listed above, SPSS incorporates by reference into this reoffer prospectus all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this reoffer prospectus and until all of the common stock being offered by means of this reoffer prospectus have been sold by the selling stockholders or the registration statement which SPSS has filed with the SEC relating to the common stock ceases to be effective.

         We will deliver a free copy of any document incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus to anyone who receives this reoffer prospectus. Exhibits filed with the documents that are incorporated by reference into this reoffer prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: Chief Financial Officer, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, (312) 651-3000.

         SPSS has not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this reoffer prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by SPSS. Neither SPSS nor the selling stockholders are making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date on the front of this document.

                                    SPSS INC.

         SPSS Inc. was incorporated in Illinois in 1975 under the name SPSS, Inc. and was reincorporated in Delaware in May 1993 under the name "SPSS Inc." SPSS is a multinational computer software company providing technology that transforms data into insight through the use of predictive analytics and other data mining techniques. The company's solutions and products enable organizations to improve decision-making by learning from the past, understanding the present, as well as anticipating future problems and opportunities. Approximately two-thirds of the company's customers are commercial firms, many of which use SPSS technology to better target their marketing and sales programs, including:

         -     Attracting new customers more efficiently;

         - Increasing sales to existing customers by improving cross-selling, up-selling, and retention;

         -     Forecasting and monitoring results, like sales performance;

         -     Facilitating more effective electronic commerce; and

         -     Better allocating scarce resources across marketing programs.

         Among its customers in the public sector, SPSS's offerings are primarily used to improve interactions between government agencies and their constituents as well as detect fraud and other forms of non-compliance. SPSS products are often a standard at colleges and universities throughout the world as tools for academic research and the teaching of data analysis techniques.

         SPSS technology offers:

         -     A wide array of data access and data management capabilities;

         - An extensive range of advanced data analytical techniques for use in what is known as "data mining" in many contemporary business settings; and

         - Various capabilities for the delivery of the results of analyses to executives and managers in organizations, the integration of these results into databases and operational systems like call-center software and sales force automation programs, as well as the use of these results by automated decision-making systems operating on the Web.

         SPSS's major offerings include:

         - CustomerCentric, the SPSS branded analytical solution specifically for customer relationship management (aCRM) applications, particularly in the retail, telecommunications and financial services industries. CustomerCentric now also includes NetGenesis, a suite of software applications that collects and stores web site and e-customer data, integrates offline customer information and enables businesses to analyze this information to improve their ability to market, sell support products, services and content online.

         - The SPSS and Clementine product lines for general data mining and data analysis across a range of industries;

         - The MR Dimensions solution and Quantime product line for use by professional market research firms;

         - The Strategy product line for a broad range of data analysis applications on IBM I-Series (AS/400) computing systems; and

         - SPSS MR Online, a unique one-stop shop where market researchers can get both the tools and the sample (online survey respondents) they need to conduct effective on-line customer market research.

         In its 27 years of operation, SPSS has become a widely recognized name in analytical technology. SPSS is continuing to leverage this leadership position to take advantage of the increased demand for software and services that enable organizations to systematically analyze and present data for use in decision-making. This increased demand is particularly apparent in decisions related to developing programs for attracting or retaining customers, as well as forecasting and monitoring the results of these programs. SPSS's management believes that growth in the availability of data about, and competition for, customers has substantially expanded the market for its analytical solutions and products. Further contributing to this increased market potential are new developments in SPSS technology that more effectively process large volumes of data as well as distribute analytical results in real-time to decision makers and web-based decision-making systems. SPSS also recently introduced offerings that enable its technology to be integrated into analytical applications developed and marketed by other independent software vendors, opening additional channels of distribution for SPSS.

         In August 1993, SPSS completed an initial public offering of common stock, $0.01 par value. The common stock is listed on the NASDAQ National Market under the symbol SPSS. In early 1995, SPSS and some stockholders sold 1,865,203 shares of common stock in a public offering.

                           FORWARD-LOOKING STATEMENTS

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. This reoffer prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. We may also make written forward-looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "designed" "may", "could", "predicts" or similar expressions.

         Because we are unable to control or predict many factors that will determine our future performance including financial results, forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this reoffer prospectus and in the information incorporated by reference in this reoffer prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Specific factors that might cause these differences are discussed throughout this reoffer prospectus, including the section entitled "RISK FACTORS."

         SPSS's management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additionally risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you could lose all or part of your investment.

                    OUR FINANCIAL RESULTS AND STOCK PRICE MAY
                      BE AFFECTED BY QUARTERLY FLUCTUATIONS

         SPSS's quarterly revenue and operating results have varied in the past and may continue to do so in the future. Future revenues and operating results will depend upon, among other factors:

         - the number and timing of product updates and new product introductions;

         -     delays in product development and introduction;

         -     purchasing schedules of its customers;

         -     changes in foreign currency exchange rates;

         -     product and market development expenditures;

         -     the timing of product shipments;

         -     changes in product mix;

         -     timing, costs and effects of acquisitions; and

         -     general economic conditions.

         Because SPSS's expense levels are to a large extent based on its forecasts of future revenues, operating results may be adversely affected if our future revenues fall below expectations. Accordingly, SPSS believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance.

         SPSS has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. SPSS has experienced a seasonal pattern in its operating results with the fourth quarter typically having the highest operating income. For example, excluding merger and other non-recurring charges and the deferred revenue adjustment in 2000, the percentage of SPSS operating income realized in the fourth quarter was 39% in 1999, 34% in 2000 and 39% in 2001. We can provide no assurance that our operating income realized in any given fourth quarter will remain at historically high percentage levels, which could adversely affect revenues for an entire fiscal year.

         In addition, the timing and amount of SPSS's revenues may be affected by a number of factors that make estimation of operating results before the end of a quarter uncertain. A significant portion of SPSS's operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. More specifically, in the fourth quarter, the variable profit margins on modest increases in sales volume at the end of the quarter are significant. Should SPSS fail to achieve these fourth quarter revenue increases, net income for the fourth quarter and the full year could be materially affected. Generally, if revenues do not meet SPSS's expectations in any given quarter, operating results will be adversely affected. SPSS was profitable in the ten quarters from December 31, 1994 through June 30, 1997, but had a net loss of $4,196,000 in the third quarter of 1997 due primarily to one-time acquisition charges of $2,911,000 and a charge from the revaluation of specified assets of $5,555,000. In 1998, SPSS was profitable in the first three quarters, but had a net loss of $1,355,000 in the fourth quarter of 1998 primarily due to a one-time merger-related charge and write-off of acquired in-process technology of $5,500,000 and a charge for revaluation of specified assets of $445,000. In 1999, SPSS was profitable in all four quarters. In 2000, SPSS had a net loss of $3,776,000 primarily due to the negative effects of deferring revenues in accordance with AICPA Technical Practice Aids regarding software revenue recognition. This application resulted in a $16,975,000 reduction in net revenues. In 2001, SPSS had a net loss of $21,232,000 primarily due to special general and administrative charges of $14,736,000, merger-related charges of $10,139,000 and write-off of in-process technology of $2,288,000. There can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

                     SPSS MAY BE UNSUCCESSFUL IN INTEGRATING
                               RECENT ACQUISITIONS

         In recent years, SPSS has made a significant number of acquisitions, including the acquisition of businesses based outside of the United States. SPSS faces challenges and business integration issues with its March 2001 merger of one of SPSS's wholly-owned subsidiaries with and into ShowCase Corporation, a Minnesota corporation, the October 2001 purchase of specified assets of and strategic alliance with America Online, Inc., its December 2001 merger of one of SPSS's wholly-owned subsidiaries with and into NetGenesis Corp., a Delaware corporation, and its February 2002 acquisition of all of the outstanding shares of capital stock of LexiQuest, S.A., a corporation organized under the laws of France. If SPSS loses key personnel from ShowCase, NetGenesis or LexiQuest or in connection with the AOL strategic alliance or is unable to integrate ShowCase's, NetGenesis's or LexiQuest's business or technology or the assets acquired in connection with the AOL strategic alliance into its own effectively, SPSS may experience a material adverse impact on its financial condition. There can be no assurance that the recent acquisitions of ShowCase, NetGenesis or LexiQuest or the AOL assets or future acquisitions will be successfully integrated into SPSS.

                       SPSS MAY NOT RESPOND ADEQUATELY TO
                           RAPID TECHNOLOGICAL CHANGES

         The computer software industry is characterized by rapid technological advances, changes in customer requirements, as well as frequent enhancements to and introductions of technologies. SPSS's future success will depend upon its ability to enhance its existing software and introduce new software products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. In particular, SPSS believes it must continue to respond quickly to users' needs for greater functionality, improved usability and support for new hardware and operating systems. Any failure by SPSS to respond adequately to technological developments and customer requirements, or any significant delays in software development or introduction, could result in loss of revenues.

         In the past, SPSS has, on occasion, experienced delays in the introduction of new software and enhancements to existing technology, primarily due to difficulties with particular operating environments and problems with software provided by third parties. The extent of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. These delays have most often resulted from "bugs" encountered in working with new versions of operating systems and other third party software, and bugs or unexpected difficulties in existing third party software which complicate integration with SPSS's software. From time to time, SPSS has discovered bugs in its software that are resolved through maintenance releases or through periodic updates depending upon the seriousness of the defect. There can be no assurance that SPSS will be successful in developing and marketing new software or enhancements to existing technology on a timely basis or that SPSS will not experience significant delays or defects in its software in the future, which could have a material adverse effect on SPSS. In addition, there can be no assurance that new software or enhancements to existing technology developed by SPSS will achieve market acceptance or that developments by others will not render SPSS's technologies obsolete or noncompetitive.

                     SPSS MAY FACE BUSINESS DECLINES DUE TO
                          OUR INTERNATIONAL OPERATIONS

         Revenues from operations outside of North America accounted for approximately 46% of SPSS's revenues in 1999, 43% of SPSS's revenues in 2000, and 50% of SPSS's revenues in 2001. SPSS expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as SPSS further "localizes" products by translating them into additional languages and expands its operations through acquisitions of companies outside the United States. A number of risk factors may affect our international revenues, including:

         -     greater difficulties in accounts receivable collection;

         -     longer payment cycles;

         -     exposure to currency fluctuations;

         - financial, tax and accounting impact of the European Union's adoption of the Euro as legal currency;

         -     political and economic instability; and

         - the burdens of complying with a wide variety of foreign laws and regulatory requirements.

         SPSS also believes that it is exposed to greater levels of software piracy in international markets because of the weaker protection afforded to intellectual property in some foreign jurisdictions. As SPSS expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on SPSS.

                  SPSS'S STOCK PRICE MAY EXPERIENCE VOLATILITY

         There has been significant volatility in the market prices of securities of technology companies, including SPSS, and, in some instances, this volatility has been unrelated to the operating performance of those companies. Market fluctuations may adversely affect the price of our common stock. SPSS also believes that, in addition to factors such as interest rates and economic conditions which affect stock prices generally, some, but not all, of the factors which could result in fluctuations in our stock price include:

         -     announcements of new products by SPSS or its competitors;

         -     quarterly variations in financial results;

         -     recommendations and reports of analysts;

         -     acquisitions; and

         -     other factors beyond SPSS's control.

                SPSS RELIES ON THIRD PARTIES FOR CERTAIN SOFTWARE

         SPSS licenses software from third parties. Some of this licensed software is embedded in SPSS's products, and some is offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that SPSS will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for licensed software could have a material adverse effect on SPSS.

             SPSS RELIES ON THIRD PARTIES FOR SOFTWARE DISTRIBUTION

         In January 1997, SPSS entered into a Banta Global Turnkey Software Distribution Agreement under which Banta Global Turnkey manufactures, packages and distributes SPSS's software products to SPSS's domestic and international customers and various international subsidiaries. The Banta agreement had an initial three-year term and automatically renews thereafter for successive periods of one year. The Banta agreement was renewed in January 2002. Either party may terminate the Banta agreement for cause by written notice if the other materially breaches its obligations. If Banta fails to perform adequately any of its obligations under the Banta agreement, SPSS's operating results could be materially adversely affected.

                         CHANGES IN PUBLIC EXPENDITURES
                            MAY ADVERSELY AFFECT SPSS

         A significant portion of SPSS's revenues comes from licenses of its software directly to foreign and domestic government entities. In addition, significant amounts of SPSS's revenues come from licenses to academic institutions, healthcare organizations and private businesses that contract with or are funded by government entities. Government appropriations processes are often slow and unpredictable and may be affected by factors outside SPSS's control. In addition, proposals are currently being made in various countries to reduce government spending. Reductions in government expenditures and termination or renegotiation of government-funded programs or contracts could have a material adverse effect on SPSS. In addition, declines in overall levels of economic activity could also have a material adverse impact on SPSS.

                 SPSS MAY BE UNABLE TO CONTINUE TO COMPETE WITH
                 COMPANIES IN ITS INDUSTRIES THAT HAVE FINANCIAL
                               OR OTHER ADVANTAGES

         SPSS's historical market for statistical software is both highly competitive and fragmented. SPSS is among the largest companies in the statistical software market, and, based upon sales and comparative assessments in trade publications, SPSS believes that it competes effectively against its competitors, particularly on desktop computing platforms. SPSS considers its primary worldwide competitor to be the larger and better-financed SAS Institute, although SPSS believes that SAS's revenues are derived principally from products for purposes other than statistical analysis that operate primarily on large computing platforms. StatSoft Inc. and Minitab, Inc. are also competitors, although their annual revenues from statistical products are believed to be considerably less than the revenues of SPSS. In addition to competition from other statistical software companies, SPSS also faces competition from providers of software for specific statistical applications.

         In the data mining, customer relationship management and business performance measurement markets, SPSS faces competition from many larger and more well-funded companies. These include SAS, IBM, HNC Corporation, NCR, Oracle, and others, and recent entrants, like Broadbase, E.piphany and NetPerceptions, many of which specialize in customer relationship management in e-commerce settings. With the exception of SAS, these competitors do not currently offer the range of analytical capability SPSS offers, and as a result are both competitors and potential partners for SPSS technology.

         In all markets, SPSS competes primarily on the basis of the usability, functionality, performance, reliability and connectivity of its software. The significance of each of these factors varies depending upon the anticipated use of the software and the analytical training and expertise of the customer. To a lesser extent, SPSS competes on the basis of price and thus maintains pricing and licensing policies to meet market demand. SPSS believes it is able to compete successfully because of the highly usable interfaces, comprehensive analytical capabilities, efficient performance characteristics, local language versions, consistent quality, and connectivity features of its software, as well as its worldwide distribution capabilities and widely recognized name.

         In the future, SPSS may face competition from new entrants into its markets. SPSS could also experience competition from companies in other sectors of the broader market for business intelligence software, like providers of OLAP (On-Line Analytical Processing) and analytical application software, as well as from companies in other sectors of the broader market for customer relationship management software, like providers of sales force automation and collaborative software, who could add advanced analytical functionality to their existing products. Some of these potential competitors have significantly more capital resources, marketing experience and research and development capabilities than SPSS. Competitive pressures from the introduction of new solutions and products by these companies or other companies could have a material adverse effect on SPSS. There can be no assurance that SPSS will be able to compete successfully in the future.

                 SPSS DEPENDS ON KEY EXECUTIVES. A LOSS OF THESE
                 EXECUTIVES AND OTHER PERSONNEL COULD NEGATIVELY
                              IMPACT OUR OPERATIONS

         SPSS is dependent on the efforts of various executives and key employees, including its President and Chief Executive Officer, Jack Noonan. SPSS's continued success will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for highly qualified personnel is intense. SPSS's inability to continue to attract or retain highly qualified personnel could have a material adverse effect on SPSS's financial position and results of operation. No life insurance policies are maintained on SPSS's key personnel.

                    SPSS MAY NOT RECEIVE THE FULL BENEFITS OF
                      ITS INTELLECTUAL PROPERTY PROTECTIONS

         The analytical algorithms incorporated in SPSS's software are not proprietary. SPSS believes that the proprietary technology constituting a portion of its software determines the speed and quality of displaying the results of computations, the ability of its software to work in conjunction with third party software, and the ease of use of its software. SPSS's success will depend, in part, on its ability to protect the proprietary aspects of its software. SPSS's attempts to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright and trademark laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. SPSS licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. Except for licenses of its products to users of large system products and annual licenses of its desktop products, SPSS licenses its products to end-users by use of a "shrink-wrap" license, as is customary in the industry. It is uncertain whether these license agreements are legally enforceable. The source code for all of SPSS's software is protected as a trade secret and as unpublished copyrighted work. In addition, SPSS has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, the possibility exists for competitors or users to copy aspects of SPSS products or to obtain information which SPSS regards as a trade secret. SPSS has no patents, and judicial enforcement of copyright laws and trade secrets may be uncertain, particularly outside of North America. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets. In addition, the laws of various countries in which SPSS's software is or may be licensed do not protect SPSS's software and intellectual property rights to the same extent as the laws of the United States. Despite the precautions taken by SPSS, it may be possible for unauthorized third parties to reverse engineer or copy SPSS's products or obtain and use information that SPSS regards as proprietary. There can be no assurance that the steps taken by SPSS to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

         Although SPSS's software has never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against SPSS in the future or that any infringement assertion will not result in costly litigation or require SPSS to obtain a license to use the intellectual property of third parties. There can be no assurance that these licenses will be available on reasonable terms, or at all. There can also be no assurance that SPSS's competitors will not independently develop technologies that are substantially equivalent or superior to SPSS's technologies.

               CERTAIN STOCKHOLDERS AND OFFICERS AND DIRECTORS MAY
                     CONTROL CORPORATE ACTIONS DUE TO THEIR
                             OWNERSHIP OF SPSS STOCK

         SPSS's executive officers and directors beneficially own a significant percentage of SPSS's outstanding shares of common stock, currently estimated to be approximately 21%. As a result, the officers and directors may be able to influence important corporate decisions that require stockholder approval. The Norman H. Nie Revocable Trust Dated March 15, 1991 (a trust beneficially controlled by Norman H. Nie, the chairman of our board of directors) and affiliates of the Norman H. Nie Trust currently own approximately 7% of the outstanding shares of SPSS common stock. If the Norman H. Nie Trust and affiliates of the Norman H. Nie Trust own in the aggregate at least 12.5% of the outstanding shares of SPSS common stock, the Norman H. Nie Trust would be entitled to nominate a director for inclusion in the management slate for election to SPSS's Board of Directors.

         Because of the combined voting power of the officers and directors, these individuals acting as a group may be able to influence SPSS's affairs and business, including any determination with respect to a change in control of SPSS, future issuances of SPSS common stock or other securities, declaration of dividends on SPSS common stock and the election of directors. This influence could have the effect of delaying, deferring or preventing a change of control of SPSS which could deprive SPSS's stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

                      ANTI-TAKEOVER PROTECTIONS MAY MAKE IT
                   DIFFICULT FOR A THIRD PARTY TO ACQUIRE SPSS

         SPSS's Certificate of Incorporation and bylaws contain a number of provisions, including provisions requiring an 80% super-majority stockholder approval of specified actions and provisions for a classified Board of Directors, which would make the acquisition of SPSS, by means of an unsolicited tender offer, a proxy contest or otherwise, more difficult.

         SPSS's bylaws provide for a staggered board of directors so that only one-third of the total number of directors are replaced or re-elected each year. Therefore, potential acquirers of SPSS may face delays in replacing the existing directors.

         SPSS's senior executive officers may be entitled to substantial payments in the event of their termination without cause or constructive termination following a change of control of SPSS. These payments could have the effect of discouraging a potential acquirer from acquiring control of SPSS.

                    SALES OF SPSS STOCK AVAILABLE FOR FUTURE
                      USE COULD DEPRESS SPSS'S STOCK PRICE

         In addition to the shares of common stock which are outstanding, as of March 15, 2002, there were vested options outstanding held by management to purchase approximately 1,371,415 additional shares of common stock, with an average exercise price of $18.71 per share, and unvested options to purchase approximately 572,935 additional shares of common stock. SPSS has also established a stock purchase plan available to employees of SPSS, which permits employees to acquire shares of common stock at the end of each quarter at 85% of the market price of the common stock as of the day after the end of the quarter.

         No prediction can be made as to the effect, if any, that future sales, or the availability of shares of SPSS common stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock by SPSS or by stockholders who hold "restricted securities," or the perception that these sales may occur, could adversely affect prevailing market prices for the common stock.

                                 USE OF PROCEEDS

         All of the shares of common stock being offered by means of this reoffer prospectus will be sold by the selling stockholders, who will receive all proceeds from any sales. We will, however, receive proceeds from any cash exercises of the options by the selling stockholders under the 1999 Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations. In addition, other than the completion and filing of this registration statement, we will not participate in the reoffering or sale of the shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

         When an affiliate stockholder notifies SPSS that he or she intends to sell any shares of common stock issued to him or her upon the exercise of a stock option granted under the 1999 Plan, we intend to file a supplement to this reoffer prospectus to identify the name of each selling stockholder and the number of shares of common stock to be reoffered by that selling stockholder. Specifically, SPSS will update the following table to identify information with respect to the beneficial ownership of our common stock by each selling stockholder immediately before the offering and as adjusted to reflect the sale of SPSS's shares of common stock under the reoffering. The selling stockholders identified in any supplement to this reoffer prospectus may from time to time offer the shares of common stock offered by means of this reoffer prospectus. We do not know when or in what amounts the selling stockholders may offer shares for resale and we cannot assure you that the selling stockholders will sell any or all of the shares offered by means of this reoffer prospectus.


                         Shares Beneficially                           Shares Beneficially
                          Owned Before the        Number of Shares       Owned After the
                            Offering(1)            Available for            Offering(2)
                            -----------           Reoffer and Sale          -----------
Selling Stockholders     Number   Percentage           Hereby           Number  Percentage
--------------------     ------   ----------           ------           ------  ----------







         (1) SPSS will rely on information provided by the selling stockholders to determine the number of shares of our common stock which the selling stockholders will own as of a particular date before the offering.

         (2) Assumes the sale of all shares that may be sold in the offering, and that no other shares beneficially owned by the selling stockholders are sold.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell all or a portion of the shares being offered by means of this prospectus by one or more of the following methods:

         - on the Nasdaq National Market, or such other exchange on which SPSS's common stock may from time to time be trading;

         -     in privately negotiated transactions or otherwise;

         -     at fixed prices that may be changed;

         -     at market prices prevailing at the time of sale;

         - at prices related to such market prices or at prices otherwise negotiated;

         - block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         -     purchases by a broker or dealer as principal;

         - an exchange distribution in accordance with the rules of such exchange;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         -     short sales; or

         -     a combination of any of the above methods of sale.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         This reoffer prospectus also may be used, with our consent, by donees of the shares of common stock under circumstances requiring or making desirable its use. To the extent required, we will file, during any period in which offers or sales are being made, one or more supplements to this reoffer prospectus to set forth the names of donees of the selling stockholders and any other material information with respect to the plan of distribution not previously disclosed.

         In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling stockholders. Any broker-dealer that does this may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation is not expected to exceed those customary in the types of transactions involved. Any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. To our knowledge, the selling stockholders have not entered into any agreement, arrangement or understanding with a particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of any brokers or market makers that will participate in the offering. In managing the selling stockholders' investment in us, the selling stockholders could employ various methods involving loans or pledges of the shares covered by this reoffer prospectus.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act before the commencement of the distribution. In addition, the selling stockholders will be subject to the applicable provisions of the Exchange Act and the related rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders or any other person that may affect the marketability of the shares.

         We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions, concessions and discounts of brokers, dealers or other agents.

                                  LEGAL MATTERS

         The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for SPSS by Ross & Hardies, Chicago, Illinois.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of SPSS as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Certain Documents by Reference

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by SPSS with the SEC to obtain more information. The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning SPSS, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

         SPSS hereby incorporates by reference the following documents previously filed with the SEC:

             (a) Our annual report on Form 10-K/A, filed April 24, 2002 for the fiscal year ended December 31, 2001;

             (b) Our annual report on Form 10-K, filed April 1, 2002 for the fiscal year ended December 31, 2001;

             (c) Our current report on Form 8-K/A (Amendment No. 3) filed with the SEC on April 23, 2002, except for the audited financial statements of LexiQuest S.A. which were included in the Form 8-K/A solely for the purpose of generating the pro forma combined audited financial statements included therein;

             (d) Our current report on Form 8-K/A (Amendment No. 2) filed with the SEC on April 22, 2002;

             (e) Our current report on Form 8-K/A (Amendment No. 1) filed with the SEC on February 27, 2002;

             (f) Our current report on Form 8-K filed with the SEC on February 21, 2002; and

             (g) The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 4, 1993 pursuant to Section 12 of the Exchange Act.

Item 4.      Description of Securities

                 Not applicable.

Item 5.      Interests of Named Experts and Counsel

                 Not applicable.

Item 6.      Indemnification of Officers and Directors

      SPSS's Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were or are alleged to have occurred, while said party was a director or officer of SPSS; provided, however, SPSS shall not indemnify any director or officer in an action against SPSS unless SPSS shall have consented to the action. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of SPSS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually incurred by the person in connection with the action if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation with respect to any criminal action, and had no reasonable cause to believe his conduct was unlawful. Delaware law does not permit a corporation to eliminate a director's duty of due care, and the provisions of SPSS's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

      SPSS maintains a director's and officer's liability insurance policy which indemnifies directors and officers for specified losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where SPSS does not provide indemnification.

      Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

             (1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

             (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

             (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

Item 7.      Exemption from Registration Claimed.

                    Not applicable.

Item 8.      Exhibits.

   Exhibit                                                                                 Incorporation
   Number    Description                                                                    by Reference
   ------    -----------                                                                    ------------
     4.1     1999 Employee Equity Incentive Plan                                           (1), Ex. 4.1
     5.1     Opinion of Ross & Hardies regarding legality of shares of Common
             Stock.
    23.1     Consent of KPMG LLP.
    23.2     Consent of Ross & Hardies (contained in opinion filed as Exhibit 5.1).
    24.1     Power of Attorney.                                                            (2)
(1)    Previously filed with SPSS Inc.'s Form S-8, filed September 15, 2000.
       (File No. 333-45900)
(2)    Power of attorney is contained within the signature page.

Item 9.      Undertakings.


   (a)       The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 1, 2002.


                                       SPSS Inc.

                                       By:           /s/ Jack Noonan
                                           -------------------------------------
                                           Jack Noonan
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Jack Noonan and Edward Hamburg, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 1, 2002.


Signature                                                 Title(s)
---------                                                 --------
     /s/ Norman H. Nie                     Chairman of the Board
----------------------------------
Norman H. Nie

     /s/ Jack Noonan                       President, Chief Executive Officer and Director
----------------------------------
Jack Noonan

     /s/ Edward Hamburg                    Executive Vice President, Corporate Operations,
----------------------------------           Chief Financial Officer and Secretary
Edward Hamburg

     /s/ Robert Brinkmann                  Controller and Assistant Secretary
----------------------------------
Robert Brinkmann


     /s/ Michael Blair                     Director
----------------------------------
Michael Blair

     /s/ Bernard Goldstein                 Director
----------------------------------
Bernard Goldstein

     /s/ Merritt Lutz                      Director
----------------------------------
Merritt Lutz

     /s/ Promod Haque                      Director
----------------------------------
Promod Haque

     /s/ William Binch                     Director
----------------------------------
William Binch

     /s/ Kenneth Holec                     Director
----------------------------------
Kenneth Holec


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                                    SPSS INC.

                                    SPSS INC.

                                  EXHIBIT INDEX







 Exhibit
   No.      Description
 -------    -----------

   5.1      Opinion of Ross & Hardies regarding legality of shares of Common
            Stock.
  23.1      Consent of KPMG LLP.
  23.2      Consent of Ross & Hardies (contained in opinion filed as
            Exhibit 5.1).
  24.1 Power of Attorney (contained within the signature page to the Registration Statement on Form S-8).